EXHIBIT 99.1

Contact: Roger R. Hopkins, Chief Accounting Officer

Phone: (615) 890-9100

NHI Reports Third Quarter Normalized FFO

Highlights

•

$79.2 million of new investment activity since July 1, 2011

•

Closed a $200 million revolving credit facility with pricing of LIBOR plus 150 basis points

•

Completed sale of an assisted living facility for $3.2 million

MURFREESBORO, Tenn. – (November 7, 2011) National Health Investors, Inc. (NYSE:NHI) announced today it’s normalized Funds From Operations (“FFO”) and net income for the three months and nine months ended September 30, 2011.

Financial Results

Normalized FFO for the three months ended September 30, 2011, was $20,474,000, or $0.74 per basic and diluted common share, compared with $20,025,000, or $0.72 per basic and diluted common share, for the same period in 2010.  Normalized FFO for the three months ended September 30, 2011 excludes $1,090,000 in gains on sales of marketable securities, a $1,188,000 decline in the fair value of an interest rate swap agreement and a $99,000 recovery of a loan that was previously written down.  Normalized FFO for the three months ended September 30, 2010 excludes $2,000 in gains on sales of marketable securities.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), for the three months ended September 30, 2011, was $20,475,000, or $.74 per basic and diluted common share, compared with $20,027,000, or $0.72 per basic and diluted common share, respectively, for the same period in 2010.  Net income for the three months ended September 30, 2011, was $18,808,000, or $0.68 per basic and diluted common share, compared with net income of $17,334,000, or $0.62 per basic and diluted common share, for the same period in 2010.

Normalized FFO for the nine months ended September 30, 2011, was $58,729,000, or $2.12 and $2.11 per basic and diluted common share, respectively, compared with $56,452,000, or $2.04 per basic and diluted common share, for the same period in 2010.  Normalized FFO for the nine months ended September 30, 2011 excludes $9,899,000 in gains on sales of marketable securities, a $922,000 decrease in the fair value of an interest rate swap agreement and a $99,000 recovery of a loan that was previously written down.  Normalized FFO for the nine months ended September 30, 2010 excludes $1,520,000 in collections of past due rent, $573,000 in recoveries of previous write-downs and other adjustments of $248,000.

FFO for the nine months ended September 30, 2011, was $67,805,000, or $2.45 and $2.44 per basic and diluted common share, respectively, compared with $58,297,000, or $2.11 and $2.10 per basic and diluted common share, respectively, for the same period in 2010.  Net income for the nine months ended September 30, 2011, was $63,018,000, or $2.27 per basic and diluted common share, compared with net income of $52,466,000, or $1.89 per basic and diluted common share, for the same period in 2010.

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NHI Reports Third Quarter Normalized FFO

November 7, 2011

2011 Guidance

The Company’s guidance range for the full year 2011 for net income per diluted share and Normalized FFO per share is set forth and reconciled below:

Full-Year 2011 Range
Low – High
Net income per diluted share	$2.87 - $2.89
Plus: Real estate depreciation	0.43 - 0.43
Plus: Costs and fees of replaced credit facility	0.05 - 0.05
Less: Gain on sale of marketable securities	(0.36) - (0.36)
Less: Gain on sale of real estate	(0.12) - (0.12)
Normalized FFO per diluted share – 2011 guidance	$2.87 - $2.89

The Company’s guidance range reflects the existence of volatile economic conditions, but does not assume any material deterioration in tenant credit quality and/or performance of its portfolio. The guidance is based on a number of assumptions, many of which are outside the Company’s control and all of which are subject to change.  The Company’s guidance may change if actual results vary from these assumptions.

Investor Conference Call and Webcast

NHI will host a conference call on Tuesday, November 8, 2011, at 9 a.m. ET, to discuss third quarter results. The number to call for this interactive teleconference is (212) 231-2917 with the confirmation number, 21544477. The live broadcast of NHI’s quarterly conference call will be available online at www.nhireit.com. The online replay will follow shortly after the call and continue for approximately 90 days.

National Health Investors, Inc. is a healthcare real estate investment trust that specializes in the financing of healthcare real estate by purchase and leaseback transactions and by mortgage loans.  NHI’s investments involve skilled nursing facilities, assisted living facilities, independent living facilities, medical office buildings, and hospitals based on acute and rehabilitative care.  The common stock of the company trades on the New York Stock Exchange with the symbol NHI. Additional information about NHI, including its most recent press releases, may be obtained on NHI's web site at www.nhireit.com.

Statements in this press release that are not historical facts are forward-looking statements. NHI cautions investors that any forward-looking statements may involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHI's judgment as of the date of this release.   Investors are urged to carefully review and consider the various disclosures made by NHI in its periodic reports filed with the Securities and Exchange Commission, including the risk factors and other information disclosed in NHI’s Annual Report on Form 10-K for the most recently ended fiscal year. Copies of these filings are available at no cost on the SEC's web site at http://www.sec.gov or on NHI’s web site at http://www.nhireit.com ..

NHI Reports Third Quarter Normalized FFO

November 7, 2011

	Three months ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	$ 18,808	$ 17,334	$ 63,018	$ 52,466

Real estate depreciation	2,709	2,639	8,096	7,618
Real estate depreciation in discontinued operations	6	54	39	217
Net gain on sale of real estate	(1,048)	-	(3,348)	(2,004)
	$ 20,475	$ 20,027	$ 67,805	$ 58,297
Collection and recognition of past due rent	-	-	-	(1,520)
Recoveries of previous write-downs	(99)	-	(99)	(573)
Gains on sales of marketable securities	(1,090)	(2)	(9,899)	(2)
Change in fair value of interest rate swap agreement(3)	1,188	-	922	-
Other items	-	-	-	250
	$ 20,474	$ 20,025	$ 58,729	$ 56,452

Weighted average common shares outstanding	27,729,560	27,673,703	27,711,474	27,657,236
FFO per common share	$ .74	$ .72	$ 2.45	$ 2.11
Normalized FFO per common share	$ .74	$ .72	$ 2.12	$ 2.04

Weighted average common shares outstanding	27,789,725	27,737,802	27,795,150	27,716,105
FFO per common share	$ .74	$ .72	$ 2.44	$ 2.10
Normalized FFO per common share	$ .74	$ .72	$ 2.11	$ 2.04

(1) Management believes that funds from operations (FFO) is an important supplemental measure of operating performance for a real estate investment trust.  Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time.  Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative, and should be supplemented with a measure such as FFO.  The term FFO was designed by the real estate investment trust industry to address this issue.  Our measure may not be comparable to similarly titled measures used by other REITs.  Consequently, our funds from operations may not provide a meaningful measure of our performance as compared to that of other REITs.  Since other REITs may not use our definition of FFO, caution should be exercised when comparing our Company’s FFO to that of other REITs.  FFO does not represent cash generated from operating activities in accordance with GAAP (funds from operations does not include changes in operating assets and liabilities) and therefore should not be considered an alternative to net earnings as an indication of operating performance, or to net cash flow from operating activities as determined by GAAP in the United States, as a measure of liquidity and is not necessarily indicative of cash available to fund cash needs.

(2) Normalized FFO excludes from FFO certain items which, due to their infrequent or unpredictable nature, may create some difficulty in comparing funds from operations for the current period to similar prior periods.

(3) The Company has included in its definition of normalized FFO the change in the fair value of an interest rate swap agreement, a non-cash adjustment.  Accordingly, the normalized FFO per basic and diluted common share for the three months ended March 31, 2011 was $0.65 rather than $0.70 per basic and diluted common share, as previously reported.

NHI Reports Third Quarter Normalized FFO

November 7, 2011

Condensed Statements of Income
(in thousands, except share and per share amounts)

	Three months ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Revenues:	(unaudited)		(unaudited)
Rental income	$ 18,765	$ 17,850	$ 56,259	$ 53,355
Mortgage interest income	1,689	1,569	4,919	5,166
	20,454	19,419	61,178	58,521
Expenses:
Depreciation	2,930	2,817	8,729	8,092
Legal expense	119	85	448	540
Franchise, excise and other taxes	185	64	742	594
General and administrative	1,209	1,260	6,271	6,397
Loan and realty losses (recoveries)	(99)	-	(99)	(573)
	4,344	4,226	16,091	15,050

Income before non-operating income	16,110	15,193	45,087	43,471
Non-operating income (investment interest and other)	2,196	1,241	13,398	3,958
Interest expense and amortization of loan costs, net of
change in fair value of interest rate swap agreement	(1,781)	(471)	(2,628)	(1,173)
Income from continuing operations	16,525	15,963	55,857	46,256

Income from discontinued operations	1,235	1,371	3,813	4,206
Net gain on sale of real estate	1,048	-	3,348	2,004
Income from discontinued operations	2,283	1,371	7,161	6,210

Net income	$ 18,808	$ 17,334	$ 63,018	$ 52,466

Weighted average common shares outstanding:
Basic	27,729,560	27,673,703	27,711,474	27,657,236
Diluted	27,789,725	27,737,802	27,795,150	27,716,105

Earnings per share:
Basic:
Income from continuing operations	$ 0.60	$ 0.57	$ 2.01	$ 1.67
Discontinued operations	0.08	0.05	0.26	0.22
Net income available to common stockholders	$ 0.68	$ 0.62	$ 2.27	$ 1.89

Diluted:
Income from continuing operations	$ 0.60	$ 0.57	$ 2.01	$ 1.67
Discontinued operations	0.08	0.05	0.26	0.22
Net income available to common stockholders	$ 0.68	$ 0.62	$ 2.27	$ 1.89

Dividend declared per common share	$ 0.615	$ 0.605	$ 1.845	$ 1.755

NHI Reports Third Quarter Normalized FFO

November 7, 2011

Selected Balance Sheet Data
(in thousands)
	September 30, 2011	December 31, 2010
Real estate properties, net	$ 341,670	$ 327,654
Mortgages receivable, net	79,328	75,465
Investment in preferred stock, at cost	38,132	38,132
Cash and cash equivalents	15,484	2,664
Marketable securities	9,510	22,476
Assets held for sale, net	29,381	36,853
Debt	48,125	37,765
Stockholders' equity	447,484	442,500